Exhibit 99.1

FOR IMMEDIATE RELEASE

Liquidia Technologies Appoints Industry Veteran Dr. Joanna Horobin to Board of Directors

RESEARCH TRIANGLE PARK, NC — September 12, 2019 — Liquidia Technologies, Inc. (Nasdaq: LQDA) (“Liquidia” or the “Company”), a late-stage clinical biopharmaceutical company, today announced the appointment of Joanna Horobin, M.B., Ch.B., to the Company’s Board of Directors (the “Board”) as a Class I director for a term expiring at the 2022 annual meeting of stockholders and to the Company’s Research and Development Committee.

“Joanna is an excellent addition to Liquidia’s Board as she is an industry veteran in drug development and commercialization across several therapeutic areas,” said Stephen Bloch, M.D., Chairman of the Board. “Her industry experience is a valuable asset as Liquidia targets submission of a new drug application by year-end to the U.S. Food & Drug Administration for LIQ861, the Company’s lead clinical candidate to treat patients diagnosed with pulmonary arterial hypertension.”

Dr. Horobin has more than 30 years of successful pharmaceutical development experience. She was most recently Senior Vice President and Chief Medical Officer at Idera Pharmaceuticals, Inc. Prior to that, she held positions as Chief Medical Officer at Verastem, Inc., CEO of Syndax Pharmaceuticals, Inc. and several roles of increasing responsibility at global pharmaceutical corporations such as Rhône-Poulenc Rorer (now Sanofi).  Dr. Horobin played significant leadership roles in the approvals of several prominent drugs across a breadth of therapeutic indications including oncology, cardiology, pulmonary, antibacterial and chronic pain.  Dr. Horobin received her medical degree from the University of Manchester, England. She currently serves on the boards of Kymera Therapeutics and Nordic Nanovector ASA.

“It’s exciting to join the Liquidia Board at this important time. I look forward to contributing my insights and experience as the Company matures into a commercial-stage biopharmaceutical company, while advancing its pipeline and expanding applications of its PRINT® technology into new options for patients,” stated Dr. Horobin.

About Liquidia

Liquidia is a late-stage clinical biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary PRINT technology to transform the lives of patients. Currently, Liquidia is focused on the development of two product candidates using its PRINT particle engineering platform: LIQ861 for the treatment of pulmonary arterial hypertension and LIQ865 for the treatment of local post-operative pain. Being evaluated in a phase 3 clinical trial (INSPIRE), LIQ861 is designed to improve the therapeutic profile of treprostinil by enhancing deep-lung delivery and achieving higher dose levels than current inhaled therapies by using a convenient, palm-sized, disposable dry powder inhaler. LIQ865, for which Liquidia has completed two phase 1 clinical trials, is designed to deliver sustained-release particles of bupivacaine, a non-opioid anesthetic, to treat local post-operative pain for three to five days through a single administration. For more information visit Liquidia’s website at www.liquidia.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing of an NDA for LIQ861, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:
Jason Adair
Vice President, Business Development and Strategy
919.328.4400
jason.adair@liquidia.com

Media:
Christy Curran
Sam Brown Inc.
615.414.8668
media@liquidia.com